Performance Stock Agreement

LONG TERM INCENTIVE PLAN
Of
ORION GROUP HOLDINGS, INC.

This Agreement is made and entered into as of the Date of Grant set forth in the Notice of Grant of Performance Stock ("**Notice of Grant**") by and between Orion Group Holdings, Inc., a Delaware corporation (the "**Company**") and you;

WHEREAS, the Company in order to induce you to enter into and to continue and dedicate service to the Company and to materially contribute to the success of the Company agrees to grant you this award;

WHEREAS, the Company adopted the Long Term Incentive Plan of Orion Group Holdings, Inc. as it may be amended from time to time (the "**Plan**") under which the Company is authorized to grant Restricted Stock awards to certain employees and service providers of the Company, including awards of Restricted Stock the vesting of which is contingent upon the achievement of performance conditions;

WHEREAS, a copy of the Plan has been furnished to you and shall be deemed a part of this performance stock award agreement ("**Agreement**") as if fully set forth herein and the terms capitalized but not defined herein shall have the meanings set forth in the Plan or in the Notice of Grant, as applicable; and

WHEREAS, you desire to accept the Performance Shares made award pursuant to this Agreement.

NOW, THEREFORE, in consideration of and mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties agree as follows:

1. The Grant. Subject to the conditions set forth below, the Company hereby grants you effective as of the Date of Grant set forth in the Notice of Grant, as a matter of separate inducement but not in lieu of any salary or other compensation for your services for the Company, an award (the "**Award**") consisting of the aggregate number of shares of Stock (the "Performance Shares") set forth in the Notice of Grant in accordance with the terms and conditions set forth herein and in the Plan.

2. Escrow of Performance Shares. The Company shall evidence the Performance Shares in the manner that it deems appropriate. The Company may issue in your name a certificate or certificates representing the Performance Shares and retain that certificate or those certificates until the restrictions on such Performance Shares expire as contemplated in Section 5 of this Agreement and described in the Notice of Grant or the Performance Shares are forfeited as described in Sections 4 and 6 of this Agreement. If the Company certificates the Performance Shares, you shall execute one or more stock powers in blank for those certificates and deliver those stock powers to the Company. The Company shall hold the Performance Shares and the related stock powers pursuant to the terms of this Agreement, if applicable, until such time as (a) a certificate or certificates for the Performance Shares are delivered to you, (b) the Performance Shares are otherwise transferred to you free of restrictions, or (c) the Performance Shares are canceled and forfeited pursuant to this Agreement.

3. Ownership of Performance Shares. From and after the time the Performance Shares are issued in your name, you will be entitled to all the rights of absolute ownership of the Performance Shares, including the right to vote those shares and to receive dividends thereon if, as, and when declared by the Board, subject, however, to the terms, conditions and restrictions set forth in this Agreement; provided, however, that each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to the holders of Stock or, if later, the 15th day of the third month following the date the dividends are paid to the holders of Stock.

4. Restrictions; Forfeiture. The Performance Shares are restricted in that they may not be sold, transferred or otherwise alienated or hypothecated until these restrictions are removed or expire as contemplated in Section 5 of this Agreement and as described in the Notice of Grant. The Performance Shares are also restricted in the sense that they may be forfeited to the Company (the "**Forfeiture Restrictions**"). You hereby agree that if the Performance Shares are forfeited, as provided in Section 6 or in the Notice of Grant, the Company shall have the right to deliver the Performance Shares to the Company's transfer agent for, at the Company's election, cancellation or transfer to the Company.

5. Expiration of Restrictions and Risk of Forfeiture. The restrictions on the Performance Shares granted pursuant to this Agreement of this Agreement will expire and the Performance Shares will become transferable, except to the extent provided in Section 13 of this Agreement, and nonforfeitable as set forth in the Notice of Grant, provided that the Performance Criteria is achieved, as determined by the Committee, and you remain in the employ of or a service provider to the Company or its Subsidiaries until the Vesting Date.

6. Termination of Services.

(a) Termination Generally. Subject to subsection (b), if your service relationship with the Company or any of its Subsidiaries is terminated for any reason, then those Performance Shares for which the restrictions have not lapsed as of the date of termination shall become null and void and those Performance Shares shall be forfeited to the Company.

(b) Effect of Employment Agreement. Notwithstanding any provision herein to the contrary, in the event of any inconsistency between this Section 6 and any employment agreement entered into by and between you and the Company, the terms of the employment agreement shall control.

7. Election Under Section 83(b) of the Code. You understand that you should consult with your tax advisor regarding the advisability of filing with the Internal Revenue Service an election under section 83(b) of the Code with respect to the Performance Shares for which the restrictions have not lapsed. This election must be filed no later than 30 days after Date of Grant set forth in the Notice of Grant of Performance Stock (the "**Notice of Grant**"). This time period cannot be extended. You acknowledge (a) that you have been advised to consult with a tax advisor regarding the tax consequences of the award of the Performance Shares and (b) that timely filing of a section 83(b) election is your sole responsibility, even if you request the Company or its representative to file such election on your behalf.

8. Leave of Absence. With respect to the Award, the Company may, in its sole discretion, determine that if you are on leave of absence for any reason you will be considered to still be in the employ of or providing services for the Company, provided that rights to the Performance Shares during a leave of absence will be limited to the extent to which those rights were earned or vested when the leave of absence began.

9. Delivery of Stock. Promptly following the expiration of the restrictions on the Performance Shares as contemplated in Section 5 of this Agreement, the Company shall cause to be issued and delivered to you or your designee a certificate or other evidence of the number of Performance Shares as to which restrictions have lapsed, free of any restrictive legend relating to the lapsed restrictions, upon receipt by the Company of any tax withholding as may be requested pursuant to Section 10. The value of such Performance Shares shall not bear any interest owing to the passage of time.

10. Payment of Taxes. The Company may require you to pay to the Company (or the Company's Subsidiary if you are an employee of a Subsidiary of the Company), an amount the Company deems necessary to satisfy its or its Subsidiary's current or future obligation to withhold federal, state or local income or other taxes that you incur as a result of the Award. With respect to any required tax withholding, you may (a) direct the Company to withhold from the shares of Stock to be issued to you under this Agreement the number of shares necessary to satisfy the Company's obligation to withhold taxes; which determination will be based on the shares' Fair Market Value at the time such determination is made; (b) deliver to the Company shares of Stock sufficient to satisfy the Company's tax withholding obligations, based on the shares' Fair Market Value at the time such

determination is made; or (c) deliver cash to the Company sufficient to satisfy its tax withholding obligations. If you desire to elect to use the stock withholding option described in subparagraph (a), you must make the election at the time and in the manner the Company prescribes. The Company, in its discretion, may deny your request to satisfy its tax withholding obligations using a method described under subparagraph (a) or (b). In the event the Company determines that the aggregate Fair Market Value of the shares of Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then you must pay to the Company, in cash, the amount of that deficiency immediately upon the Company's request.

11. Compliance with Securities Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of Stock (including Performance Shares) will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. No Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, Stock will not be issued hereunder unless a. a registration statement under the Securities Act of 1933, as amended (the "**Act**"); is at the time of issuance in effect with respect to the shares issued or b.in the opinion of legal counsel to the Company, the shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Award will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make shares of Stock available for issuance.

12. Stockholders Agreement. The Committee may, in its sole discretion, condition the delivery of Stock subject to this Award upon your entering into a stockholders' agreement in such form as approved from time to time by the Board.

13. Legends. The Company may at any time place legends referencing any restrictions imposed on the shares pursuant to Sections 4 and 11 of this Agreement on all certificates representing shares issued with respect to this Award.

14. Right of the Company and Subsidiaries to Terminate Services. Nothing in this Agreement confers upon you the right to continue in the employ of or performing services for the Company or any Subsidiary, or interfere in any way with the rights of the Company or any Subsidiary to terminate your employment or service relationship at any time.

15. Furnish Information. You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation.

16. No Remedies. The parties to this Agreement shall be entitled to recover from each other reasonable attorneys' fees incurred in connection with the successful enforcement of the terms and provisions of this Agreement whether by an action to enforce a specific restriction or for damages for its breach or otherwise.

17. No Liability for Good Faith Determinations. The Company and the members of the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Performance Shares granted hereunder.

18. Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full

satisfaction of all claims of such Persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.

19. No Guarantee of Interests. The Board and the Company do not guarantee the Stock of the Company from loss or depreciation.

20. Company Records. Records of the Company or its Subsidiaries regarding your period of service, termination of service and the reason(s) therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.

21. Notice. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed or if earlier the date it is sent via certified United States mail.

22. Waiver of Notice. Any person entitled to notice hereunder may waive such notice in writing.

23. Information Confidential. As partial consideration for the granting of the Award hereunder, you hereby agree to keep confidential all information and knowledge, except that which has been disclosed in any public filings required by law, that you have relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to your spouse and tax and financial advisors. In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to you, as a factor weighing against the advisability of granting any such future award to you. For the avoidance of doubt, the Company does not intend for this Section to be interpreted or applied in any way that restricts, restrains, interferes with or coerces employees' exercise of rights guaranteed under Section 7 of the U.S. National Labor Relations Act. You can learn about those rights under the National Labor Relations Act by linking to www.nlrb.gov or by contacting a member of the Company's Human Resources Department. Nothing in this Section is intended to, nor does it, preclude you from reporting possible violations of applicable law to any governmental agency or entity.

24. Successors. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

25. Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

26. Company Action. Any action required of the Company shall be by resolution of the Board or by a person or entity authorized to act by resolution of the Board.

27. Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

28. Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of Delaware, without giving any effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

29. Amendment. This Agreement may be amended the Board or by the Committee at any time (a) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in any federal or state, tax or securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies

to the Award; or (b) other than in the circumstances described in clause (a) or provided in the Plan, with your consent.

30. The Plan. This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan and the Notice of Grant.

Please indicate your acceptance of all the terms and conditions of the Award, the Notice of Grant, this Agreement and the Plan by signing and returning a copy of the Award Letter.

ORION GROUP HOLDINGS, INC.,
a Delaware Corporation

By: /s/ Mark R. Stauffer________
Name: Mark R. Stauffer
Title: President & CEO